Exhibit 32.1

Certification pursuant to
18 U.S.C. Section 1350,
as adopted pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Jacksonville Bancorp, Inc. (“Company”) on Form 10-K for the period ending December 31, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Richard A. Foss, President and Chief Executive Officer and I, Diana S. Tone, Chief Financial Officer and Compliance Officer of the Company certify pursuant to 18 U.S.C. §1350, as adopted pursuant to §906 of the Sarbanes-Oxley Act of 2002:

(1)	the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

(2)	the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 16, 2011	/s/ Richard A. Foss
Date	Richard A. Foss
President and Chief Executive Officer

March 16, 2011	/s/ Diana S. Tone
Date	Diana S. Tone
Chief Financial Officer and Compliance Officer